SIGMACOM CORPORATION
                        5741 ARAPAHOE RD., SUITE 2B
                          BOULDER, COLORADO 80303
                              (303) 440-8214
                            FAX (303) 440-8201


                      NON NEGOTIABLE PROMISSORY NOTE

     Herman D. Axelrod ("Payee") at 2865 Juilliard Street, Boulder, CO 80303, or such other address of which Debtor may be notified, agrees to loan SigmaCom Corporation ("Debtor") up to Twenty Five Thousand and no/100's dollars ($25,000.00), in lawful money of the United States, which may be borrowed from time to time upon notice by Debtor. Debtor promises to pay to Payee interest on the money borrowed at the rate of 2% over prime (as defined in THE WALL STREET JOURNAL), and such payments will be made quarterly beginning on October 1, 1992, and subsequently thereafter. The payment of principal and final interest will be due three years from the date hereof. Debtor may prepay at any time without penalty.

     If this Note or any payment scheduled herein is not paid when due or declared due hereunder, the entire principal and accrued interest thereon shall draw interest at the rate of eighteen percent (18%) per annum, and failure to make any payment of principal or interest when due or any default under any encumbrance or agreement securing this Note shall cause the whole Note to become due at once, or the interest to be counted as principal, at the option of the payee.

     The Debtor hereof waives presentment for payment, protest, notice of non-payment and of protest, and agrees to any extension of the time of payment and partial payments before, at or after maturity, and if this Note or interest thereon is not paid when due at stated or accelerated maturity, or suit is brought, Debtor agrees to pay all reasonable costs of collection, including reasonable attorney's fees.

     This promissory note is secured by the furniture, fixtures, computers, peripherals, software, accounts receivables, and all other assets, whether stated or not, of Sigmacom Corporation.

PAYEE                                   SIGMACOM CORPORATION



/s/ Herman D. Axelrod                   /s/ Herman D. Axelrod
---------------------------------       ---------------------------------
                                        Herman D. Axelrod, President


7-1-92
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Date